UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 10, 2006

KOMAG, INCORPORATED
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-16852	94-2914864
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1710 Automation Parkway, San Jose, California		95131
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-576-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

Komag, Incorporated (the "Company") previously announced that it will be making a presentation at the following event:

Piper Jaffray Hardware and Communications Conference
Thursday, May 11, 2006 at 8:20 a.m. EDT (5:20 a.m. PDT)
In New York, New York

Live and archived webcast of the presentation will be available under Webcasts and Events in the Investors Section of Komag's website at http://www.komag.com.

At the conference, the Company’s executives expect to provide updates regarding conditions in the hard disk industry. Specifically, the Company expects to make the following comments:

*Market demand for the Company’s disks currently continues to be very strong. As the Company previously stated, the Company expects revenue in the second quarter of 2006 to increase 5% to 10% over first quarter of 2006 revenue of $208.5 million.

*In addition, the Company currently continues to expect sequential revenue growth in each quarter of 2006.

*The Company currently believes that supply of finished media and substrates continues to remain tight and that the Company is continuing to run at full manufacturing capacity.

*The Company’s capacity expansion plans continue to be on, or slightly ahead of, schedule. With the current schedule, the Company continues to expect to reach total production capacity of approximately 35 million finished disks per quarter during the second quarter of 2006.

*Further, the Company continues to expect to exit the 2006 calendar year with a quarterly production capacity of approximately 43 million finished disks to meet commitments to customers.

*A significant production ramp of 160GB per platter disks is underway in the second quarter of 2006, with expected shipments to several customers. Further, the Company continues to expect volume shipments of 2.5 inch aluminum disks in the second quarter of 2006.

*The Company’s qualification activity for perpendicular products remain on schedule with expected shipments to begin in the second half of 2006.

This report contains forward-looking statements relating to expected market demand, expected revenue in the second quarter of 2006, the Company’s expected revenue growth trend for each quarter of 2006, expected supply of finished media and substrates, levels of incremental new media production capacity expected to be added by the Company in 2006, and , the expected production ramp of 160GB disks and 2.5 inch aluminum disks and the qualification status and shipment plans for perpendicular products. These statements involve known and unknown risks and uncertainties that may cause the Company’s results, level of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These risks and uncertainties include, without limitation, the Company’s ability to achieve its operating yield, cost and profitability targets, changes in the currency exchange rate for the Malaysian ringgit as a result of the managed float system, continued customer demand and the impact of demand variation on factory utilization, the performance by the Company and its customers of their obligations under the respective increased capacity arrangements, the Company’s ability to increase its capacity, variability in demand and associated impact on average selling price of disks, the Company’s ability to satisfy customer qualification requirements and meet shipping demands, the Company’s expectation that industry unit demand will continue to grow and not decline and, the Company’s ability to produce new generation disks in volume and the other factors described in the Company’s reports filed with the Securities and Exchange Commission, including, but not limited to, its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOMAG, INCORPORATED

May 10, 2006	By:	Kathleen A. Bayless

Name: Kathleen A. Bayless
Title: Senior Vice President, Chief Financial Officer